Exhibit 6.0

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned members of the Board of Directors, hereby constitute and appoint Donald E. Brostrom, Louis S. Citron, Peter DeMarco and John J. Pileggi or any other Authorized Person, jointly and severally, as my attorneys-in-fact, each with full power of substitution, to sign on my behalf and in his name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature of various and successive series established in accordance with the Investment Company Act of 1940 for which ING Fund Distributors, Inc., alone or with others, will act as Depositor or Co-Sponsor and/or Underwriter, and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of

925920.1



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such Registration statements for such unit investment trust, that each or any of them may lawfully do or cause to be done.

         IN WITNESS WHEREOF, the undersigned have hereunto set his hand this 22nd day of February, 2000.

                              /s/ MITCHELL J. MELLON
                              ----------------------------


                              /S/ DONALD E. BROSTROM
                              ----------------------------


                              /S/ ERIC M. RUBIN
                              ----------------------------


                              /S/ JOHN J. PILEGGI
                              ---------------------------


         On this 22nd day of February, 2000 personally appeared before me, a Notary Public in and for said County and State, the persons named above who are known to me to be the persons whose names and signatures are affixed to the foregoing Power of Attorney and who each acknowledged the same to be his voluntary act and deed for the intents and purposes therein set forth.


                              /S/ ASHLEY MELTON
                              --------------------
                              Notary Public


Notarial Seal
Ashley Melton, Notary Public
Media Boro, Delaware County
My Commission Expires Mar. 10, 2003